Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*
Eli Doron, Adv. & Notary
Ronen Kantor, Adv.
Amit Gross, Adv. & Notary
Giora Gutman, Adv.
Rachel (Goren) Cavallero, Adv.
Gil Mor, Adv. & Notary**
Sharon Fishman, Adv. & Notary
Moti Hoffman, Adv. & Notary
Efrat Hamami, Adv.
Tamir Kalderon, Adv.
Asaf Gershgoren, Adv. & economist
Efi Ohana, Adv. & economist
Asaf Hofman, Adv. & economist
Ron Soulema, Adv.
Moti Philip, Adv.
Sagiv Bar Shalom, Adv.
Ori Perel, Adv.
David Rozen, Adv.
Israel Mark, Adv.
Amir Bar Dayan, Adv.
Sandrine Dray, Adv. & Notary***
Nahi Hamud, Adv.
Shmulik Cohen, Adv.
Yair Messalem, Adv.
Maayan Peled, Adv.
Igal Rosenberg, Adv.
Gili Yasu, Adv. & Notary
Tmoora Detsch Kaufman, Adv.
Lilach Cohen-Shamir, Adv.
Orly Pharan, Adv.
Rotem Nissim, Adv.
Orit Peper, Adv.
Rivka Mangoni, Adv.
Israel Asaraf, Adv. & Notary
Jossef Prins, Adv.
Shay Almakies, Adv. & Notary
Yael Porat Kotzer, Adv.
Gali Ganoni, Adv.
Hadas Garoosi Wolfsthal, Adv.
Odelia Cohen-Schondorf, Adv.
Hasan Hasan, Adv.
Yana Shapiro Orbach, Adv.
Ronit Rabinovich, Adv.
Nidal Siaga, Adv.
Avi Cohen, Adv.
Amit Moshe Cohen, Adv.
Sonny Knaz, Adv.
Bat-El Ovadia, Adv.
Aharon Eitan, Adv.
Rania Elime, Adv.
Sivan Kaufman, Adv.
Mor Rozenson, Adv.
Iris Borcom, Adv.
Inbal Naim, Adv.
Sivan Feldhamer, Adv.
Meital Graff, Adv.
Amir Keren, Adv.
Ariel Regev, Adv.
Michal Zamir-Polani, Adv.
Inbal Harel Gershon, Adv.
Hezi Sidon, Adv.
Shirli Rahmani, Adv.
Omer Katzir, Adv. & economist
Hadar Weizner, Adv. & economist
Yaniv Levi, Adv.
Noy Keren, Adv.
Avi Kababgian, Adv.
Or Yahal Asbag, Adv.

Bnei Brak, April 1, 2021

Painreform Ltd.
4 Bruria Street,
Tel Aviv 6745442,
Israel

Dear Sir and Madam:

Re: Painreform Ltd. - 1,304,346 Ordinary Shares, accompanying warrants to purchase up to an aggregate of 652,173 Ordinary Shares and placement agent warrants to purchase 52,173 Ordinary Shares

We have acted as Israeli counsel to Painreform Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the offer and sale of an aggregate 1,304,346 ordinary shares, NIS 0.03 par value per share, (the “Ordinary Shares”), warrants to purchase up to an aggregate of 652,173 Ordinary Shares (respectively, the “Investor Warrant and “Investor Warrant Shares”), at a combined purchase price of US$4.60 per Ordinary Share and accompanying Warrant, and placement agent warrants to purchase 52,173 Ordinary Shares (respectively, (i) the “Placement Agent Warrant”, and together with the Investor Warrant, the “Warrant”, and (ii) the “Placement Agent Warrant Shares”, and together with the Investor Warrant Shares, the “Warrant Shares”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Securities Purchase Agreement dated March 8, 2021 (the “Agreement”) by and between the Company and the certain investors who are signatory thereto.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed inter alia the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy and the accuracy on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares are duly authorized, legally issued, fully-paid and non-assessable and the Warrant Shares are duly authorized, and when so issued in accordance with the Warrants will be legally issued, fully-paid and non-assessable.

We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any. Without limiting the generality of the foregoing, we are not experts on, and we do not express any opinion on any applicable laws, rules and regulations relating to patents, copyrights, trademarks, other proprietary rights and licenses and FDA and other regulatory requirements..

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Advocates and Notaries

__________________________________
Eli Kulas. Adv. Notary & Mediator - Counselor
Jan Robinsohn, M.Jur. Adv. & Notary - Counselor****
Giora Amir, Adv. Notary - Counselor
 __________________________________
* Member of the New York State Bar
** Member of the Law Society in
England & Wales
*** Accredited by the consulate of France
**** Honorary Consul Of The Republic
Of Poland (ret.)
 __________________________________
mail@dtkgglaw.com
www.dtkgglaw.com
www.dt-law.co.il

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